October 29, 2013

# Letter to Shareholders Q2 FY14

CIRRUS LOGIC, INC.

800 WEST SIXTH STREET, AUSTIN, TEXAS 78701

October 29, 2013

Dear Shareholders,

Revenue results for the second quarter exceeded our expectations at $190.7 million, fueled by strong portable audio sales. Operating profit was 27 percent GAAP and 30 percent non-GAAP. GAAP EPS was $0.50, versus $0.51 in Q2 the prior year and non-GAAP EPS was $0.84, up from $0.79. During the quarter, design activity with our custom, semi-custom and catalog products gained momentum. We continued to penetrate the smartphone market, as we added an additional customer and remained actively engaged with other OEMs both domestically and in China. In energy, we broadened our footprint in both LED lighting and power meters.

While still in the early stages of innovation, the opportunities surrounding the audio and voice experience are significant and we are positioning Cirrus Logic to be a key player in this rapidly growing market. Our recent acquisition further strengthens our competitive position by incorporating Acoustic Technologies' voice processing technology into our best-in-class audio components, enabling our engineers to solve new complex voice-related signal processing challenges. As the world becomes increasingly interconnected through technology, our expertise in low-power analog and digital signal processing creates many exciting opportunities in both audio and energy.

## *Revenue and Gross Margins*

Revenue for the second quarter increased 23 percent sequentially, as portable audio continued to be a key driver of our success. As anticipated, revenue declined slightly year over year, as we began to align our pricing structure more closely to our peers in the portable audio market. Our relationship with our largest customer remains outstanding and new design activity is robust. While we understand there is intense interest in this customer, in accordance with our policy, we do not discuss specifics about our business relationship. Revenue in our energy business declined sequentially as growth in LED lighting was offset by softer sales in our other energy product lines. On a year over year basis, sales declined due primarily to the absence of revenue from the sale of our Apex Precision Power group in August 2012 coupled with softer sales in our other energy product lines.

Figure A: Cirrus Logic Revenue Q1 FY12 to Q3 FY14 (M)


$92
$102
$122
$111
$99
$194
$310
$207
$155
$191
$210*
Q1/ FY12
Q2/ FY12
Q3/ FY12
Q4/ FY12
Q1/ FY13
Q2/ FY13
Q3/ FY13
Q4/ FY13
Q1/ FY14
Q2/ FY14
Q3/ FY14
Revenue
*Midpoint of guidance as of October 29, 2013

In the December quarter, revenue is expected to range from $200 to $220 million, up 10 percent sequentially at the midpoint and down 32 percent year over year. The sequential revenue increase is largely due to expected demand for our portable audio products. The projected year-over-year revenue decline reflects a shift in product mix and a change to our overall gross margin expectations, as previously announced.

Gross margins for the September quarter were higher than expected at approximately 52.2 percent, primarily due to the sale of previously reserved inventory. In

the December quarter, we expect gross margin to range from 45 percent to 47 percent, roughly in line with our long-term model.

## *Operating Profit and Earnings*

Operating profit in the September quarter on a GAAP basis was 27 percent and 30 percent on a non-GAAP basis. Significant investment in R&D is essential for Cirrus Logic to identify fast-growing markets, while developing and delivering compelling products to some of the world's leading innovators. As we move into the second half of FY14, we expect to increase investment in R&D and other critical operational areas including Quality and Supply Chain. This investment is expected to drive long-term growth as we expand our product portfolio and provide exceptional support for new and existing customers.

**Figure B: Cirrus Logic GAAP R&D and SG&A Expenses/Headcount Q1 FY12 to Q2 FY14**



$M
500
450
400
350
300
250
200
150
100
50
0
594
623
635
667
698
644*
637
652
665
678
Q1/FY12
Q2/FY12
Q3/FY12
Q4/FY12
Q1/FY13
Q2/FY13
Q3/FY13
Q4/FY13
Q1/FY14
Q2/FY14
Headcount
SG&A
R&D

*Headcount reduction reflects sale of Apex assets
($ millions, except headcount)

GAAP operating expenses in Q2 were $49 million, which included approximately $5.5 million in share-based compensation. We expect Q3 operating expense to range from $50 million to $54 million, including $7 million in share-based compensation and acquisition related items. Our total headcount in Q2 was 678, up from 665 in the June quarter.

The ending cash balance in the September quarter was $308.6 million, up $36.4 million sequentially. Cash flow from operations in Q2 was roughly $54.4 million. During the quarter, we repurchased approximately 600,000 shares of common stock at an average price of $21.07. Over the past 12 months we have repurchased 3.6 million shares or more than 5 percent of our total diluted shares outstanding. As of September 28, 2013 we had $101.7 million remaining in our share repurchase program and we expect to continue to execute on this program opportunistically from time to time.

### *Taxes*

Our GAAP tax expense during the quarter was $17.5 million, which includes $16.4 million of non-cash expense associated with our deferred tax asset. We have approximately $55 million of deferred tax assets remaining on our balance sheet. For FY14, we expect our effective quarterly cash tax rate to be less than four percent, until we have utilized the remaining deferred tax assets.

### *Company Strategy*

Cirrus Logic's strategy of providing innovative products to leading OEMs has driven significant revenue and earnings growth over the past five years. Our technical marketing teams are focused on identifying and evaluating new opportunities where our expertise in analog and digital signal processing contribute to the meaningful differentiation of our customers' products. While these new opportunities are expected to contribute to growth longer term, we continue to experience success with our existing audio and energy products. This past quarter we added additional customers and SKUs across several of our product segments including automotive, lighting, home entertainment and power meters.

The ability to intelligently interact with mobile devices continues to fuel innovation in the portable audio market, particularly in voice processing. Features related to voice – including always-on voice wake up and far-field and near-field voice enhancement – require complex, ultra-low power analog and digital signal processing to enable the device

to capture and elegantly process data. To accelerate our strategy in this area, on Oct. 1, we acquired Acoustic Technologies, Inc., a leader in embedded firmware voice processing technology. This acquisition increases our value proposition by combining our best-in-class audio components with sophisticated voice processing technology, including noise reduction, echo cancelation and voice enhancement. With a strong technology portfolio and a team of approximately 30 highly qualified audio and acoustic engineers, the acquisition of Acoustic Technologies generates opportunities to accelerate our product roadmap and strengthens our competitive position.

Our audio technology teams remained heavily engaged in new design activity this past quarter. Shipments of our custom portable audio products remained robust and we continued to gain traction with our semi-custom and general market audio products, including in China where OEMs are expanding into the higher end products. During the quarter, we added an additional smartphone customer and shipments of our catalog analog-to-digital converters continued to ramp, as we are shipping into four models at a leading US smartphone manufacturer.

In the September quarter, we added a new customer and additional SKUs with existing customers in LED lighting. We remain actively engaged with key lighting OEMs and expect to add incremental design wins over the next year. Within LED lighting we are targeting the highly fragmented residential and commercial lighting markets, which are largely driven by incandescent bulb replacement. While this market is beginning to emerge, the rate of mass-market adoption is slower than anticipated as lighting OEMs and suppliers work diligently to develop products that meet both the performance and cost requirements of consumers across a broad range of bulbs. With a product roadmap emphasizing best-in-class performance, a lower bill of materials and increased flexibility, we are encouraged by the market opportunities in LED lighting over the next several years.

We are extremely pleased to be recognized, for the third year in a row, by the Great Place to Work® Institute as one of the 50 Best Small and Medium Workplaces in America. We have developed a culture of innovation and an environment of trust, integrity and

camaraderie, which encourages creativity, while remaining focused on timely execution. We believe our unique corporate culture is a fundamental component of our success and contributes to our ability to recruit and retain talented engineers.

### *Summary and Guidance*

For the December quarter, we expect the following results:

- Revenue to range between $200 million and $220 million;
- Gross margin to be between 45 percent and 47 percent; and
- Combined R&D and SG&A expenses to range between $50 million and $54 million, including approximately $7 million in share-based compensation expense and acquisition related items.

In summary, we are pleased with our Q2 revenue, operating profit and EPS. During the quarter, we continued to ramp our custom and general market portable audio products, we added new customers and expanded into more SKUs with existing customers in both audio and energy. In keeping with our business model, we continue to make strategic R&D investments in markets such as voice processing and LED lighting, where our signal processing expertise and ability to deliver innovative, cutting edge products are expected to contribute to future growth opportunities.

Sincerely,



Jason Rhode
President and Chief Executive Officer



Thurman Case
Chief Financial Officer

Conference Call Q&A Session

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com.

A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 76914741).

**Use of Non-GAAP Measures**

*This shareholder letter and its attachments include references to non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.*

**Safe Harbor Statement**

*Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our future growth expectations and our estimates of third quarter fiscal year 2014 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and acquisition related items. In some cases, forward-looking statements are identified by words such as "expect," "anticipate," "target," "project," "believe," "goals," "opportunity," "estimates," "intend," and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the level of*

*orders and shipments during the third quarter of fiscal year 2014, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 30, 2013, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.*

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc. All other product names noted herein may be trademarks of their respective holders.

## Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

| | Three Months Ended | | | Six Months Ended | |
|---|---|---|---|---|---|
| | Sep. 28, 2013 | Jun. 29, 2013 | Sep. 29, 2012 | Sep. 28, 2013 | Sep. 29, 2012 |
| | Q2'14 | Q1'14 | Q2'13 | Q2'14 | Q2'13 |
| Audio products | $ 179,912 | $ 143,666 | $ 177,915 | $ 323,578 | $ 258,662 |
| Energy products | 10,759 | 11,459 | 15,859 | 22,218 | 34,118 |
| **Net revenue** | **190,671** | **155,125** | **193,774** | **345,796** | **292,780** |
| Cost of sales | 91,223 | 75,627 | 93,687 | 166,850 | 139,253 |
| **Gross Profit** | **99,448** | **79,498** | **100,087** | **178,946** | **153,527** |
| **Gross Margin** | **52.2%** | **51.2%** | **51.7%** | **51.7%** | **52.4%** |
| Research and development | 29,722 | 28,530 | 29,468 | 58,252 | 54,378 |
| Selling, general and administrative | 19,215 | 19,198 | 20,194 | 38,413 | 38,253 |
| Restructuring and other costs | (154) | (430) | - | (584) | - |
| Patent settlements, net | - | 695 | - | 695 | - |
| Total operating expenses | 48,783 | 47,993 | 49,662 | 96,776 | 92,631 |
| **Operating income** | **50,665** | **31,505** | **50,425** | **82,170** | **60,896** |
| Interest income, net | 201 | 158 | 131 | 359 | 258 |
| Other expense, net | (38) | (17) | (40) | (55) | (63) |
| **Income before income taxes** | **50,828** | **31,646** | **50,516** | **82,474** | **61,091** |
| Provision for income taxes | 17,461 | 11,004 | 15,067 | 28,465 | 18,715 |
| **Net income** | **$ 33,367** | **$ 20,642** | **$ 35,449** | **$ 54,009** | **$ 42,376** |
| Basic earnings per share: | $ 0.53 | $ 0.33 | $ 0.55 | $ 0.85 | $ 0.65 |
| Diluted earnings per share: | $ 0.50 | $ 0.31 | $ 0.51 | $ 0.82 | $ 0.61 |
| Weighted average number of shares: | | | | | |
| Basic | 63,217 | 63,363 | 64,924 | 63,329 | 64,697 |
| Diluted | 66,125 | 66,188 | 69,207 | 66,203 | 68,920 |

*Prepared in accordance with Generally Accepted Accounting Principles*

CIRRUS LOGIC®

**CIRRUS LOGIC, INC.**
**RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION**
**(unaudited, in thousands, except per share data)**
**(not prepared in accordance with GAAP)**

*Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.*

| | Three Months Ended | | | Six Months Ended | |
|---|---|---|---|---|---|
| | Sep. 28, 2013 | Jun. 29, 2013 | Sep. 29, 2012 | Sep. 28, 2013 | Sep. 29, 2012 |
| *Net Income Reconciliation* | Q2'14 | Q1'14 | Q2'13 | Q2'14 | Q2'13 |
| **GAAP Net Income** | $ 33,367 | $ 20,642 | $ 35,449 | $ 54,009 | $ 42,376 |
| Amortization of acquisition intangibles | - | - | 251 | - | 604 |
| Stock based compensation expense | 5,739 | 5,774 | 5,563 | 11,513 | 9,736 |
| Restructuring and other costs, net | (154) | (430) | - | (584) | - |
| Patent settlements, net | - | 695 | - | 695 | - |
| Provision for income taxes | 16,378 | 10,161 | 13,580 | 26,539 | 16,935 |
| **Non-GAAP Net Income** | $ 55,330 | $ 36,842 | $ 54,843 | $ 92,172 | $ 69,651 |
| | | | | | |
| *Earnings Per Share Reconciliation* | | | | | |
| **GAAP Diluted earnings per share** | $ 0.50 | $ 0.31 | $ 0.51 | $ 0.82 | $ 0.61 |
| Effect of Amortization of acquisition intangibles | - | - | - | - | 0.01 |
| Effect of Stock based compensation expense | 0.09 | 0.09 | 0.08 | 0.17 | 0.14 |
| Effect of Restructuring and other costs, net | - | - | - | (0.01) | - |
| Effect of Patent settlements, net | - | 0.01 | - | 0.01 | - |
| Effect of Provision for income taxes | 0.25 | 0.15 | 0.20 | 0.40 | 0.25 |
| **Non-GAAP Diluted earnings per share** | $ 0.84 | $ 0.56 | $ 0.79 | $ 1.39 | $ 1.01 |
| | | | | | |
| *Operating Income Reconciliation* | | | | | |
| **GAAP Operating Income** | $ 50,665 | $ 31,505 | $ 50,425 | $ 82,170 | $ 60,896 |
| *GAAP Operating Profit* | *27%* | *20%* | *26%* | *24%* | *21%* |
| Amortization of acquisition intangibles | - | - | 251 | - | 604 |
| Stock compensation expense - COGS | 239 | 6 | 119 | 245 | 237 |
| Stock compensation expense - R&D | 2,158 | 2,854 | 2,097 | 5,012 | 4,340 |
| Stock compensation expense - SG&A | 3,342 | 2,914 | 3,347 | 6,256 | 5,159 |
| Restructuring and other costs, net | (154) | (430) | - | (584) | - |
| Patent settlements, net | - | 695 | - | 695 | - |
| **Non-GAAP Operating Income** | $ 56,250 | $ 37,544 | $ 56,239 | $ 93,794 | $ 71,236 |
| *Non-GAAP Operating Profit* | *30%* | *24%* | *29%* | *27%* | *24%* |
| | | | | | |
| *Operating Expense Reconciliation* | | | | | |
| **GAAP Operating Expenses** | $ 48,783 | $ 47,993 | $ 49,662 | $ 96,776 | $ 92,631 |
| Amortization of acquisition intangibles | - | - | (251) | - | (604) |
| Stock compensation expense - R&D | (2,158) | (2,854) | (2,097) | (5,012) | (4,340) |
| Stock compensation expense - SG&A | (3,342) | (2,914) | (3,347) | (6,256) | (5,159) |
| Restructuring and other costs, net | 154 | 430 | - | 584 | - |
| Patent settlements, net | - | (695) | - | (695) | - |
| **Non-GAAP Operating Expenses** | $ 43,437 | $ 41,960 | $ 43,967 | $ 85,397 | $ 82,528 |

**CIRRUS LOGIC, INC.**
**CONSOLIDATED CONDENSED BALANCE SHEET**
**(in thousands)**

| | Sep. 28, 2013 | Jun. 29, 2013 | Mar. 30, 2013 | Sep. 29, 2012 |
|---|---|---|---|---|
| | (unaudited) | (unaudited) | | (unaudited) |
| ASSETS | | | | |
| Current assets | | | | |
| Cash and cash equivalents | $ 68,886 | $ 67,170 | $ 66,402 | $ 67,846 |
| Marketable securities | 199,423 | 165,540 | 105,235 | 66,731 |
| Accounts receivable, net | 97,640 | 63,642 | 69,289 | 130,870 |
| Inventories | 91,247 | 110,624 | 119,300 | 144,881 |
| Deferred tax asset | 38,398 | 54,774 | 64,937 | 53,144 |
| Other current assets | 23,978 | 20,810 | 19,371 | 19,845 |
| Total Current Assets | 519,572 | 482,560 | 444,534 | 483,317 |
| Long-term marketable securities | 40,254 | 39,408 | 64,910 | - |
| Property and equipment, net | 101,885 | 99,169 | 100,623 | 86,992 |
| Intangibles, net | 4,734 | 4,714 | 4,650 | 5,208 |
| Goodwill | 6,027 | 6,027 | 6,027 | 6,027 |
| Deferred tax asset | 16,638 | 16,732 | 16,671 | 72,150 |
| Other assets | 10,051 | 11,289 | 13,932 | 21,402 |
| Total Assets | $ 699,161 | $ 659,899 | $ 651,347 | $ 675,096 |
| LIABILITIES AND STOCKHOLDERS' EQUITY | | | | |
| Current liabilities | | | | |
| Accounts payable | $ 56,868 | $ 47,341 | $ 60,827 | $ 103,366 |
| Accrued salaries and benefits | 16,894 | 13,476 | 16,592 | 15,594 |
| Other accrued liabilities | 6,313 | 9,532 | 10,704 | 14,218 |
| Deferred income on shipments to distributors | 4,858 | 4,419 | 4,956 | 6,580 |
| Total Current Liabilities | 84,933 | 74,768 | 93,079 | 139,758 |
| Other long-term obligations | 11,231 | 9,706 | 10,094 | 10,042 |
| Stockholders' equity: | | | | |
| Capital stock | 1,055,256 | 1,048,497 | 1,041,834 | 1,025,272 |
| Accumulated deficit | (451,532) | (472,180) | (492,741) | (499,233) |
| Accumulated other comprehensive loss | (727) | (892) | (919) | (743) |
| Total Stockholders' Equity | 602,997 | 575,425 | 548,174 | 525,296 |
| Total Liabilities and Stockholders' Equity | $ 699,161 | $ 659,899 | $ 651,347 | $ 675,096 |

*Prepared in accordance with Generally Accepted Accounting Principles*